Participation Agreement
as of May 1, 2016
Franklin Templeton Variable Insurance Products Trust
Franklin/Templeton Distributors, Inc.
MEMBERS Life Insurance Company
CUNA Brokerage Services, Inc.

CONTENTS

Section	Subject Matter

1.	Parties and Purpose

2.	Representations and Warranties

3.	Purchase and Redemption of Trust Portfolio Shares

4.	Fees, Expenses, Prospectuses, Proxy Materials and Reports

5.	Voting

6.	Sales Material, Information and Trademarks

7.	Indemnification

8.	Notices

9.	Termination

10.	Miscellaneous

Schedules to this Agreement

A.	The Company and its Distributor

B.	Accounts of the Company

C.	Available Portfolios and Classes of Shares of the Trust

D.	Contracts of the Company

E.	[this schedule is not used]

F.	Rule 12b-1 Plans of the Trust

G.	Addresses for Notices

H.	Shared Funding Order

1.	Parties and Purpose

This agreement (the “Agreement”) is entered by and between certain portfolios and classes thereof, specified below and in Schedule C, of Franklin Templeton Variable Insurance Products Trust, an open-end management investment company organized as a statutory trust under Delaware law (the “Trust”), Franklin/Templeton Distributors, Inc., a California corporation which is the principal underwriter for the Trust (the “Underwriter,” and together with the Trust, “we” or “us”), the insurance company identified on Schedule A (the “Company” or “you”) and your distributor, on your own behalf and on behalf of each segregated asset account maintained by you that is listed on Schedule B, as that schedule may be amended from time to time (“Account” or “Accounts”).

that it will comply with all applicable requirements under the regulations implementing Title V of the Gramm-Leach-Bliley Act and any other applicable federal and state consumer privacy acts, rules and regulations. Each party further represents that it has in place, and agrees that it will maintain, information security policies and procedures for protecting nonpublic personal customer information adequate to conform to applicable legal requirements.

IN WITNESS WHEREOF, each of the parties has caused their duly authorized officers to execute this Agreement effective as of May 1, 2016.

The Trust:	Franklin Templeton Variable Insurance Products Trust

Only on behalf of each
Portfolio listed on
Schedule C hereof.

By:
Name:	Karen L. Skidmore
Title:	Vice President

The Underwriter:	Franklin/Templeton Distributors, Inc.

By:
Name:	Christopher A. Felchlin
Title:	Vice President

The Company:	MEMBERS Life Insurance Company

By:
Name:	M. Jeffrey Bosco
Title:	Senior Vice President

Distributor for the Company:	CUNA Brokerage Services, Inc.

By:
Name:	Timothy S. Halevan
Title:	President

that it will comply with all applicable requirements under the regulations implementing Title V of the Gramm-Leach-Bliley Act and any other applicable federal and state consumer privacy acts, rules and regulations. Each party further represents that it has in place, and agrees that it will maintain, information security policies and procedures for protecting nonpublic personal customer information adequate to conform to applicable legal requirements.

IN WITNESS WHEREOF, each of the parties has caused their duly authorized officers to execute this Agreement effective as of May 1, 2016.

The Underwriter:	Franklin/Templeton Distributors, Inc.

By:
Name:	Thomas Regner
Title:	Executive Vice President